UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2008

Radiant Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50283	04-3625550
(Commission File Number)	(IRS Employer Identification Number)

1227 120th NE, Bellevue, WA	98005
(Address of Principal Executive Offices)	(Zip Code)

(425) 462-1094

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)

□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Radiant Logistics, Inc. (the “Company”) and Bohn Crain, its Chief Executive Officer, entered into a Letter Agreement for the purpose of amending Mr. Crain’s Employment Agreement with the Company dated January 13, 2006. The Letter Agreement was approved by the Company’s Board of Directors.

The amendments evidenced by the Letter Agreement were designed to (1) extend Mr. Crain’s Employment Agreement through December 31, 2013 and (2) to bring Mr. Crain’s Employment Agreement into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code) by, among other things, providing for a six month delay in the payment of any amounts to be received by Mr. Crain upon a separation of service if the payment, absent such delay, would have triggered the imposition of excise taxes or other penalties under Section 409A of the Code.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Letter Agreement which is filed as Exhibit 10.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits (referenced to Item 6.01 of Regulation S-K):

10.1	Letter Agreement dated December 31, 2008; Amendment to the Employment Agreement between Radiant Logistics, Inc. and Bohn H. Crain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIANT LOGISTICS, INC.

Date: January 9, 2009	By:	/s/ Bohn H. Crain
Bohn H. Crain, CEO

Exhibit Index

10.1	Letter Agreement dated December 31, 2008; Amendment to the Employment Agreement between Radiant Logistics, Inc. and Bohn H. Crain.